                                                                   EXHIBIT 3.115

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                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

                                  DATED AS OF
                                NOVEMBER 9, 2001

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

                                TABLE Of CONTENTS

                                                                                      PAGE
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
ARTICLE 1. GENERAL TERMS .........................................................      1
        1.1     Limited Liability Company and Disregarded for Tax Purposes .......      1
        1.2     Filing of Certificate ............................................      1
        1.3     Name .............................................................      1
        1.4     Registered Agent and Office ......................................      1
        1.5     Term .............................................................      1
        1.6     Purpose ..........................................................      1
        1.7     Filings ..........................................................      2
        1.8     Definitions and Interpretation ...................................      2
                (a) Definitions ..................................................      2
                (b) Interpretation ...............................................      3

ARTICLE 2. ECONOMIC PROVISIONS ...................................................      4
        2.1     Contributions ....................................................      4
        2.2     Loans ............................................................      4
        2.3     Allocation of Profits and Losses .................................      4
        2.4     Distributions ....................................................      4
        2.5     Fiscal Year ......................................................      4

ARTICLE 3. MANAGEMENT ............................................................      4
        3.1     Generally ........................................................      4
        3.2     Composition of Board; Meetings and Approval Requirements .........      4
                (a) Election and Removal of Directors ............................      5
                (b) Meetings and Approval Requirements ...........................      5
        3.3     Matters Requiring Member Approval; Written Consents ..............      6
        3.4     Officers .........................................................      6
        3.5     Liability and Indemnification ....................................      6
                (a) Exculpation of Directors .....................................      6
                (b) Indemnification of Member and Directors by the Company .......      6

ARTICLE 4. THE MEMBERS ...........................................................      7
        4.1     Register of Members ..............................................      7
        4.2     Admission of New Members .........................................      7
        4.3     Withdrawal of Member .............................................      7

ARTICLE 5. DISSOLUTION AND TERMINATION ...........................................      7
        5.1     Events of Dissolution ............................................      7
        5.2     Procedures Upon Dissolution ......................................      8
                (a) General ......................................................      8
                (b) Control of Winding Up ........................................      8
                (c) Manner of Winding Up .........................................      8
                (d) Application of Assets ........................................      8
        5.3     Termination of Company ...........................................      8

                                                                                      PAGE
                                                                                      ----
        5.4     Continuation of Company ..........................................      9

ARTICLE 6. NATURE OF LLC INTERESTS ...............................................      9
        6.1     LLC Interests Shall Be Securities ................................      9
        6.2     Issuance of Certificates .........................................      9
        6.3     Registered Owner .................................................      9

ARTICLE 7. MISCELLANEOUS PROVISIONS ..............................................      9
        7.1     Amendment ........................................................      9
        7.2     Notices ..........................................................     10
                (a) If to CCFC II Equipment Finance Company, LLC to it at: .......     10
                (b) if to the Company, to it at: .................................     10
        7.3     Governing Law ....................................................     10
        7.4     Binding Effect ...................................................     10
        7.5     Partial Invalidity ...............................................     11
        7.6     Captions .........................................................     11
        7.7     No Rights in Third Parties .......................................     11
        7.8     No Title to Company Property .....................................     11
        7.9     Persons Not Named ................................................     11

SCHEDULE 1   Register of Members
EXHIBIT A    Form of LLC Interest Certificate

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                       OF

               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

      CCFC II Equipment Finance Company, LLC, a Delaware limited liability company, the sole member of CCFC II Project Equipment Finance Company Two, LLC, a Delaware limited liability company (the "COMPANY"), hereby executes and delivers this Limited Liability Company Agreement ("AGREEMENT") as of November 9,2001. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.8.

                                   ARTICLE 1.

                                  GENERAL TERMS

      1.1 LIMITED LIABILITY COMPANY AND DISREGARDED FOR TAX PURPOSES. The Company has been formed as a limited liability company under the LLC Act for the purposes, and subject to the other provisions, set forth herein. The Company shall be disregarded as an entity separate form the Member solely for federal and state tax purposes to the maximum extent permitted by law.

      1.2 FILLING OF CERTIFICATE: The Member caused a certificate of formation (the "CERTIFICATE") to be executed and filed with the office of the Delaware Secretary of State in accordance with the LLC Act on November 9,2001.

      1.3 NAME. The name of the Company shall be CCFC II Project Equipment Finance Company Two, LLC.

      1.4 REGISTERED AGENT AND OFFICE. The Company shall maintain within the State of Delaware a registered agent for service of process on the Company and a registered office in accordance with the provisions of LLC Act.

      1.5 TERM. The term of the Company began on the date of filing of the Certificate with the Secretary of State of the State of Delaware (the "FORMATION DATE"), and shall continue in perpetuity, unless the Company is earlier dissolved in accordance with the provisions of Article 5.

      1.6 PURPOSE. The purpose of the Company is to develop, construct, finance, improve, operate and maintain electrical generation facilities, and to engage in any other activities related or incidental thereto or in anticipation thereof. The Board may expand or limit the scope of such business as it deems necessary or appropriate from time to time.

      1.7 FILINGS. The Board shall cause to be filed all such certificates, notices, statements or other instruments, and amendments thereto under the laws of the State of Delaware and other applicable jurisdictions as the Board may from time to time deem necessary or advisable for the operation of the Company.

      1.8 DEFINITIONS AND INTERPRETATION.

            (a) DEFINITIONS. Unless otherwise required by the context in which any capitalized term appears, or unless otherwise specifically defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth below.

      "AFFILIATE" means, when used with reference to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, partnership interests or other equity interests, or by contract or otherwise,

      "AGREEMENT" has the meaning set forth in the preamble to this Agreement, and includes all schedules hereto.

      "BOARD" has the meaning set forth in Section 3.1.

      "CERTIFICATE" has the meaning set forth in Section 1.2.

      "COMPANY" has the meaning set forth in the preamble to this Agreement.

      "DIRECTOR" has the meaning set forth in Section 3.1.

      "FORMATION DATE" has the meaning set forth in Section 1.5.

      "GAAP" means U.S. generally accepted accounting principles.

      "INDEMNITEE" has the meaning set forth in Section 3.5(b).

      "INTEREST" means the entire legal and equitable ownership interest of a Member in the Company at any particular time.

      "LIQUIDATOR" has the meaning set forth in Section 5.2(b).

      "LLC ACT" means the Delaware Limited liability Company Act, as amended from time to time; provided, however, that if any amendment to the LLC Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the LLC Act as so amended or by such succeeding or successor law, as the case may be, the term "LLC Act" shall refer to me LLC Act as so amended or to such succeeding or successor law only after the appropriate election by the Board with the Consent of the Members.

      "LLC INTEREST" means the entire legal and equitable ownership interest of a Member in the Company at any particular time.

      "LLC INTEREST CERTIFICATE" means a certificate in the form of Exhibit A attached hereto, issued by me Company pursuant to Article 6 that evidences a Member's interest in the Company.

      "MEMBER" means CCPC II Equipment Finance Company, LLC and any other Person admitted as a member of the Company pursuant to this Agreement, so long as CCFC II Equipment Finance Company, LLC or such Person, as me case may be, has not ceased to be a member of the Company hereunder.

      "OFFICERS" has the meaning set forth in Section 3.4(a).

      "PERSON" means any individual, partnership, corporation, association, business trust, limited liability company, or other entity.

      "TRANSFER" means any sale, assignment, conveyance, encumbrance, mortgage or pledge by a Member of all or any portion of its Interest, whether occurring voluntarily or by operation of law.

      "UCC" has the meaning set forth in Section 6.1.

      "U.S." means the United States of America.

            (b) INTERPRETATION. Reference to a given Section or Schedule is a reference to a Section or Schedule of this Agreement, unless otherwise specified. The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Agreement as a whole. Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) reference to a given agreement, instrument, statute or regulation is a reference to that agreement, instrument, statute or regulation as modified, amended, supplemented and restated from time to time, and, as to a statute or regulation, any successor statute or regulation, (ii) accounting terms have the meanings given to them by GAAP applied on a consistent basis by the accounting entity to which they refer,
(in) references to "dollars" or "$" shall mean the lawful currency of the U.S.,
(iv) reference to a Person includes its successors and permitted assigns, (v) references to any term in this Agreement when used in the singular shall have the same meanings when used in the plural and vice versa, (vi) the masculine shall include the feminine and neuter, and vice versa, and (vii) "includes" or "including" means "including, for example and without limitation."

                                   ARTICLE 2.

                               ECONOMIC PROVISIONS

      2.1 CONTRIBUTIONS. The Member shall make capital contributions to the Company as and when required by the Board, but only with the consent of the Member. Except as set forth in the immediately preceding sentence, the Member shall not be required to make any capital contribution, to the Company, whether on liquidation of the Company or otherwise.

      2.2 LOANS. The Member shall not be required to lend any money to or for the benefit of the Company without the Member's consent.

      2.3 ALLOCATION OF PROFITS AND LOSSES. For each fiscal year of the Company, each item of income, gain, deduction and credit of me Company shall be allocated entirely to the Member, and treated, solely for tax purposes, as though earned directly by the Member.

      2.4 DISTRIBUTIONS. All distributions of cash or property by the Company shall be made entirely to the Member at such times as the Board determines in its sole discretion.

      2.5 FISCAL YEAR. Unless otherwise determined by the Board, the fiscal year of the Company shall be the calendar year.

                                   ARTICLE 3.

                                   MANAGEMENT

      3.1 GENERALLY. The Company shall have a board of directors (the "BOARD"), comprised of one or more members (each, a "DIRECTOR"), all of whom shall be appointed by Member. The number of Directors comprising the Board shall initially be two (2), and shall thereafter be set by the Member from time to time. The overall management of the Company shall be vested exclusively in the Board. Except as provided in Section 3.3 or as otherwise provided in this Agreement, the Member hereby specifically delegates to the Board its rights and powers to manage and control the business and affairs of the Company in accordance with the provisions of Section 18-407 of the LLC Act.

      3.2 COMPOSITION OF BOARD; MEETINGS AND APPROVAL REQUIREMENTS.

            (a) ELECTION AND REMOVAL OF DIRECTION. Upon election by the Member, each Director shall hold office until his or her death, disability, resignation or removal at any time at the pleasure of the Member. If a vacancy occurs on the Board, the Member shall, as soon as practicable after the occurrence of such vacancy, elect a successor so that the Board remains fully constituted at all times.

            (b) MEETINGS AND APPROVAL REQUIREMENTS.

            (i) REGULAR MEETINGS. Regular meetings of the Board shall be held as the Board, by vote, may determine and, if so determined, no notice thereof need be given. Special meetings of the Board shall be held at the written request of any Director.

            (ii) TELEPHONIC MEETINGS. Any meeting of the Board may be held by conference telephone call or through similar communications equipment by means of which all Persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

            (iii) NOTICES. Notices of regularly scheduled meetings of the Board shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of annual meetings previously approved by the Board. Notices of special meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given to each Director not less man two (2) nor more man fifteen (15) days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice of such meeting unless said Director expressly states otherwise at the outset of such meeting.

            (iv) QUORUM. At each meeting of the Board, the presence in person or by electronic means, as the case may be, of two (2) of the Directors shall be necessary to constitute a quorum for the transaction of business by the Board.

            (v) APPROVAL REQUIREMENTS. The Board may act either through the presence of Directors voting at a meeting or by written consent without a meeting as described in clause (vi) below. In the case of actions taken at a meeting, the affirmative vote of a majority of the Directors present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board where a quorum is present shall be necessary for any action of the Board.

            (vi) WRITTEN CONSENTS. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by at least two (2) Directors. Such consents shall be filed with the minutes of the proceedings of the Board.

      3.3 MATTERS REQUIRING MEMBER APPROVAL; WRITTEN CONSENTS. In addition to any other approval required by applicable law, this Agreement, or any other written agreement of the Members, and notwithstanding the provisions of Section 3.1, the following matters shall require the approval of the Member:

            (a) the making of any capital contributions to the Company;

            (b) amendment of this Agreement;

            (c) issuance of an LLC Interest Certificate; and

            (d) dissolution of the Company pursuant to Section 5.1(b).

      The Member may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting form the action so taken, shall be signed by the Member. An original or copy of any such consent shall be inserted in the record of the proceedings of the Members.

      3.4 OFFICERS. From time to time, the Board shall appoint such officers ("OFFICERS"), including a secretary (the "SECRETARY"), with such authority as the Board deems necessary or advisable in connection with the affairs of the Company. The Officers shall manage the day-to-day affairs of the Company and shall perform such other duties as may be delegated to them by the Board from time to time. The Board shall have the right to remove any Officer at any time with or without cause.

      3.5 LIABILITY AND INDEMNIFICATION.

            (a) EXCULPATION OF DIRECTORS. No Director shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted (i) in good faith on behalf of the Company, (ii) in a manner reasonably believed by such Director to be within the scope of the authority granted to him or her by this Agreement, and
(iii) in a manner not constituting willful misconduct, fraud, or breach of fiduciary duty of loyalty,

            (b) INDEMNIFICATION OF MEMBER AND DIRECTORS BY THE COMPANY. The Company shall, solely from assets of the Company and without recourse to the Member, indemnify, defend and hold harmless the Member and each Director (each, an "INDEMNITEE"), for any and all claims or threats thereof, expenses and liabilities or threats thereof (including, without limitation, reasonable attorneys' fees and costs of investigation and defense relating to the Company) that such party may incur by reason of being an Indemnitee (regardless of the disclosure or lack of disclosure of such status) or by virtue of taking any action pursuant to this Agreement in such capacity unless such claim, expense or liability is caused by an act or omission performed or omitted by the Indemnitee in bad faith or in a manner constituting willful misconduct, fraud, or breach of fiduciary duty of loyalty. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to indemnification may be advanced by the Company prior to the final disposition thereof upon (i) receipt of an undertaking by or on behalf of such Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to indemnification and (ii) a reasonable determination that such Indemnitee is able to repay such amounts under such circumstances, including the provision of such security or assurance of repayment as reasonably may be requested by the Board.

                                   ARTICLE 4.

                                   THE MEMBERS

      4.1 REGISTER OF MEMBERS. The Board shall cause the Secretary to prepare and maintain a register of the Members of the Company, which shall be kept with the official records of the Company at the principal place of business of the Company. The register shall record the name and mailing address of each Member, the date such Person became a Member, and the percentage of the Interests held by such Member. The initial register shall be in the form attached hereto as
Schedule 1. The Secretary shall enter into the register any Person who has become a Member in accordance with the provisions of Section 4.2 or Section 4.3.

      4.2 ADMISSION OF NEW MEMBERS. A new Member may be admitted to the Company at the sole discretion of the Member.

      4.3 WITHDRAWAL OF MEMBER. Notwithstanding anything to the contrary herein, the Member shall not withdraw as a member of the Company, and no event set forth in Section 5.4 shall cause or be deemed to cause the withdrawal of the Member from the Company. Any purported withdrawal by the Member shall be null and void.

                                   ARTICLE 5.

                           DISSOLUTION AND TERMINATION

      5.1 EVENTS OF DISSOLUTION. The Company shall bo dissolved upon the first to occur of the following:

      (a) the written consent of the Member to dissolve the Company, but only on the effective date of dissolution specified by the Member in such writing at the tune of such approval;

      (b) entry of a decree of judicial dissolution under the LLC Act; or

      (c) any other event that causes a dissolution of the Company because the LLC Act mandates dissolution upon the occurrence of such other event.

      5.2 PROCEDURES UPON DISSOLUTION.

            (a) GENERAL. If the Company dissolves, it shall commence winding up pursuant to the appropriate provisions of the LLC Act and the procedure set forth in this Section 5.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company shall continue to be governed by this Agreement.

            (b) CONTROL OF WINDING UP. The winding up of the Company shall be conducted under the direction of the Board (the Board in such capacity hereinafter referred to as the "LIQUIDATOR"); provided, however, that if the dissolution is caused by entry of a decree of judicial dissolution pursuant to
Section 5.1(d), the winding up shall be carried out in accordance with such decree.

            (c) MANNER OF WINDING UP. The Company shall engage in no further business following dissolution other than that necessary for the orderly winding up of the business and distribution of assets. The maintenance of offices shall not be deemed a continuation of the business for purposes of this Section 5.2(c). Upon dissolution of the Company, the Liquidator shall determine the time, manner and terms of any sale or sales of Company property pursuant to such winding up, consistent with its fiduciary responsibility and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Upon completion of winding up of the Company, the Liquidator shall cause to be filed a certificate of cancellation in accordance with the LLC Act.

            (d) APPLICATION OF ASSETS. In the case of a dissolution of the Company, the Company's assets shall be applied as follows:

            (i) CREDITORS. First, to payment of the liabilities of the Company owing to third parties (including Affiliates of the Member) and to the Member. After payment of any such known liabilities, the Liquidator shall set up such reserves as are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserves may be paid over by the Liquidator to an escrow holder or trustee, to be held in escrow or trust for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Member or its assigns in the manner set forth in Section 5.2(d)(ii) below.

            (ii) MEMBER, Second, to the Member.

      5.3 TERMINATION OF COMPANY. Upon the completion of the liquidation of the Company and the distribution of all Company assets, the Company's affairs shall terminate and the Liquidator shall cause to be executed and filed an appropriate certificate, if required, to such effect in the proper governmental office or offices, as well as any and all other documents required to effectuate the termination of the Company.

      5.4 CONTINUATION OF COMPANY. Notwithstanding anything to the contrary set forth in this Agreement, the Company (a) shall not dissolve upon the bankruptcy, dissolution or dissociation of the Member and (b) shall continue to exist even with no remaining members.

                                   ARTICLE 6.

                             NATURE OF LLC INTERESTS

      6.1 LLC INTERESTS SHALL BE SECURITIES. The LLC Interests shall be deemed to be "securities" within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC"), including for purposes of the grant, pledge, attachment or perfection of a security interest in the LLC Interests. The law of the State of New York is hereby designated as the issuer's jurisdiction within the meaning of Section 8-110(d) of the UCC for purposes of the matters specified therein.

      6.2 ISSUANCE OF CERTIFICATES. The Interest in the Company of each Member shall be evidenced by a LLC Interest Certificate in the form attached hereto as Exhibit A issued to each such Member. The LLC Interest Certificate shall state on its face (i) the restrictions of transfer set forth in this Limited Liability Company Agreement, as applicable, and (ii) that it is subject to the terms and conditions of this Limited Liability Company Agreement, Subject to the restrictions set forth in Section 3.3, only the Members may issue a LLC Interest Certificate, and only upon the execution of the same by the President and a Vice President of such Members. Evidence of the issuance of the LLC Interest Certificate shall be recorded in the books of the Company as set forth in Sections 3.3 and 4.1.

      6.3 REGISTERED OWNER. The Company shall be entitled to treat the registered owner of a LLC Interest Certificate as the owner of such LLC Interest for all purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LLC Interest, regardless of whether it shall have actual or other notice thereof, by a person other than the registered owner of such certificate.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

      7.1 AMENDMENT. Except as otherwise provided herein, any amendment to this Agreement must be in writing and approved by the Member.

      7.2 NOTICES. Any notice, demand, offer, or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall, to the extent reasonably practicable, be sent by telecopy, and if not reasonably practicable to send by telecopy, then by hand delivery., overnight courier, telegram or certified mail (return receipt requested), to the other parties at the addresses set forth below:

            (a) IF TO CCFC II EQUIPMENT FINANCE COMPANY, LLC, TO IT AT:

                c/o Calpine Corporation
                50 West San Fernando Street
                San Jose, CA 95113
                Attention: Legal Department
                Telecopy: 408-975-4648

            (b) IF TO THE COMPANY, TO IT AT:

                c/o Calpine Corporation
                50 West San Fernando Street
                San Jose, CA 95113
                Attention: Legal Department
                Telecopy: 408-975-4648

Each party may change the place to which notice shall be sent or delivered or specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other parties. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received: (i) if sent by hand, overnight courier or telegram, the date when duly delivered at the address of the recipient; (ii) if sent by certified mail, the date of the return receipt or (iii) if sent by telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

      7.3 GOVERNING LAW. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Delaware (excluding any conflict of law rules that would refer the matter to be decided to the laws of another jurisdiction).

      7.4 BINDING EFFECT. This Agreement shall be binding on all successors and assigns of the Member and inure to the benefit of the respective successors and permitted assigns of the Member, except to the extent of any express contrary provision in this Agreement.

      7.5 PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired, or invalidated by reason of such holding.

      7.6 CAPTIONS. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      7.7 NO RIGHTS IN THIRD PARTIES. The provisions of this Agreement are for the exclusive benefit of the Member and its successors and permitted assigns. This Agreement is not intended to benefit or create rights in any other Person (including any governmental Person), including (a) the Company, (b) any Person (including any governmental Person) to whom any debts, liabilities or obligations are owed by me Company, or any Member or (c) any liquidator, trustee or creditor acting on behalf of the Company. No such creditor or any other Person (including any governmental Person) shall have any rights under this Agreement, including rights with respect to enforcing the payment of capital contributions, unless specifically set forth herein or therein.

      7.8 NO TITLE TO COMPANY PROPERTY. All property owned by the Company, whether real, personal or mixed, and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership interest or title in such property except indirectly through such Member's ownership of Interests.

      7.9 PERSONS NOT NAMED. Unless named in this Agreement, or unless admitted to the Company as a member by consent of the Member, no Person shall be considered a Member. The Company and the Member need deal only with Persons so named or admitted as Members; provided, however, that any distribution by the Company to the Person shown on the Company records as a Member or its legal representative or the assignee of the right to receive Company distributions as herein provided, shall receive the Company and the Member of all liability to any other Person who may be interested in such distribution by reason of any other assignment by the Member, bankruptcy of the Member or any other reason.

      IN WITNESS WHEREOF, CCFC II Equipment Finance Company, LLC, by its duly authorized officer has executed this Limited Liability Operating Agreement as of the date first above-writer.

                                CCFC II Equipment Finance Company, LLC,
                                a Delaware Limited Liability company

                                By: /s/ ANN B. CURTIS
                                    ------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                     -----------------------------------

                                              Schedule 1 to Amended and Restated
                                   Limited Liability Company Operating Agreqnent

                               REGISTER OF MEMBERS
                                       OF
               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

Name and Mailing                           Date Admitted      Percentage of
Address of Member                            as Member       Interests Held

CCFC II Equipment Finance Company, LLC    November 9, 2001        100%
c/o Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

                                    EXHIBIT A
                                       TO

                       LIMITED LIABILITY COMPANY AGREEMENT

                        FORM OF LLC INTEREST CERTIFICATE

                            LLC INTEREST CERTIFICATE
               CCFC II Project Equipment Finance Company Two, LLC
                      A Delaware limited liability company

No.________

      THIS CERTIFIES THAT____is the owner of a fully paid and non-assessable___% LLC Interest (as defined in the LLC Agreement referred to herein) in the above Limited Liability Company and certain other rights in connection therewith in the above Limited Liability Company, as set forth in the Limited Liability Company Operating Agreement of CCFC II Project Equipment Finance Company Two, LLC, dated as of November 9, 2001, as amended, modified and supplemented from time to time (the "LLC Agreement"). Such LLC Interest is not transferable except as provided in the LLC Agreement and is otherwise subject to the terms and conditions of the LLC Agreement.

      THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the limited liability company interest evidenced hereby as provided in the LLC Agreement; provided, however, that the Certificate, when coupled with an assignment in the form set forth on the reverse hereof or otherwise sufficient to convey an interest in the Company, duly executed in blank or assigned to the named assignee, may be deposited with the Member and shall constitute direction by the registered owner of this Certificate to such Member to register the change of ownership of the limited liability company interest evidenced hereby to such assignee and to issue a new Certificate reflecting such change of ownership to such assignee. The LLC Interest evidenced by this Certificate shall be deemed to be a security within the meaning of
Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of New York, including for purposes of the grant, pledge, attachment or perfection of a security interest in the LLC Interest.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by the duly authorized officers of its sole Member and the issuance recorded in its limited liability company books this___day of_____________,_________

                          CCFC II EQUIPMENT FINANCE COMPANY, LLC,
                          a Delaware limited liability company, its sole Member

                          By: __________________________________________________
                          Name: ________________________________________________
                          Title: _______________________________________________

                          By: __________________________________________________
                          Name: ________________________________________________
                          Title: _______________________________________________

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

                            (REVERSE OF CERTIFICATE)

                           ASSIGNMENT OF LLC INTEREST

      FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

__________________________________               _______________________________
     (Please insert taxpayer                     (Please print name and address)
identification number of Assignee)

all rights and interest of the Assignor in _________LLC Interest represented by the within, Certificate and irrevocably constitutes and appoints___, a Delaware limited liability company (the "Company") as its attorn act with full power of substitution in the premises to transfer the same on the books of the Company.

Dated:____________________________        By:_________________________________

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.